 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 16, 2018

  COMMAND CENTER, INC.

 (Exact name of registrant as specified in its charter)

Washington	000-53088	91-2079472
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3609 S. Wadsworth Blvd., Suite 250 Lakewood, CO	80235
(Address of principal executive offices)	(Zip Code)

(866) 464-5844

 (Registrant’s telephone number, including area code)

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02
Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 16, 2018, our Board of Directors elected Mr. Steven P. Oman as a director to fill one of the Board vacancies created by the retirement of two directors in January 2018. Additionally, the Board appointed Mr. Oman to serve on the Audit Committee, which now consists of Messrs. R. Rimmy Malhotra, JD Smith, Steven Bathgate and Steven Oman.

Steven P. Oman, age 69, is currently a partner in the law firm Provident Law, PLLC, located in Scottsdale, Arizona, and has held this position since June of 2015. Mr. Oman has been a practicing attorney for over 40 years, primarily in areas of business, real estate and estate planning. Prior to his work at Provident Law, he was a sole practitioner for many years in Scottsdale, Arizona, for the Law Office of Steven P. Oman. Since December 15, 2016, Mr. Oman has also served as a director, president and CEO of Alanco Technologies, Inc., a publicly-held company that provided various services and products over the years, including satellite-based technology, but which most recently focused on water disposal facilities receiving and disposing of produced water generated from oil and natural gas production. Mr. Oman received his Bachelor of Mechanical Engineering degree in 1970 from the University of Minnesota, Institute of Technology, and his J.D. from William Mitchell College of Law, St. Paul, Minnesota in 1975. Mr. Oman is a member of the State Bar of Arizona and the Maricopa County Bar Association.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Command Center, Inc.
(Registrant)

Date: March 22, 2018	/s/ Brendan Simaytis
Name: Brendan Simaytis
Title: Secretary

3